SADLER, GIBB & ASSOCIATES, L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Registered with the Public Company

Accounting Oversight Board

July 22, 2011

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Silicon South, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated July 22, 2011, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates